                                                                    EXHIBIT 3.10

                            UNDERWRITING AGREEMENT


October 3, 1997


Internet Liquidators International Inc.
5915 Airport Road
Suite 330
Mississauga, Ontario
L4V 1T1

ATTENTION:  PAUL GODIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
-------------------------------------------------------------

Dear Sirs:


The undersigned, Yorkton Securities Inc. ("Yorkton") and First Marathon Securities Limited ("First Marathon") (collectively, the "Underwriters"), understand that Internet Liquidators International Inc. (the "Company") proposes to create, issue and sell (the "Offering") 6,335,000 special warrants (the "Special Warrants") which will be exercisable for units ("Units"), each consisting of one common share ("Common Share") and one-half of one common share purchase warrant ("Warrant") of the Company having the attributes specified herein. Subject to adjustment in certain events, each Special Warrant shall entitle the holder thereof to acquire one Unit upon the exercise of the Special Warrant in accordance with the terms of the Special Warrant Indenture (as hereinafter defined) without payment of any further consideration to the Company. Each whole Warrant shall be exercisable to acquire one Common Share at a price of $1.65 per Common Share at any time on or before January 3, 1999.

Upon and subject to the terms and conditions set forth herein, the Underwriters hereby agree to purchase from the Company 6,335,000 Special Warrants at a price of $1.50 per Special Warrant (the "Offering Price") for an aggregate purchase price of up to $9,502,500 and agree to act as underwriters to arrange for substituted purchasers for the Special Warrants resident in the Qualifying Provinces (as hereinafter defined) or in those jurisdictions outside of Canada and the United States where the Special Warrants may be lawfully sold pursuant to the terms and conditions hereof.

The Company shall prepare and file, in accordance herewith, a preliminary prospectus and a (final) prospectus in order to qualify the Underlying Securities (as hereinafter defined) and, to the extent permitted by applicable securities regulatory authorities, the Compensation Options (as hereinafter defined) for distribution in each of the Qualifying Provinces.

In consideration of the services to be rendered by the Underwriters in connection with such purchase, including assisting in the preparation of the Prospectus and all other matters in connection with the issue and sale of the Special Warrants and the issue of the Underlying
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                                      -2-

Securities, the Company shall (i) pay to the Underwriters a commission equal to 8.0% of the gross proceeds realized by the Company in respect of the sale of the Special Warrants (the "Commission"); and (ii) grant to the Underwriters the Brokers' Warrants (as hereinafter defined) upon and subject to the provisions of
Section 16 of this Agreement. The obligation of the Company to pay the Commission shall arise at the Closing Time (as hereinafter defined) and the Commission shall be fully earned by the Underwriters at that time (notwithstanding the actual date of payment).


                                  DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

"AGREEMENT" means the agreement resulting from the acceptance by the Company of the offer made hereby;

"BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Canada;

"BROKERS' WARRANTS" has the meaning ascribed thereto in subparagraph 16(a);

"CDN" means The Canadian Dealing Network Inc.;

"CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces;

"CLAIM" has the meaning ascribed thereto in subparagraph 14(b);

"CLOSING DATE" means October 3, 1997 or such earlier or later date as the Underwriters and the Company shall in writing agree;

"CLOSING TIME" means 12:00 noon (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree;

"COMPANY'S AUDITORS" means Deloitte & Touche Inc., Chartered Accountants, or such other firm of chartered accountants as the Company may from time to time appoint as auditors of the Company.

"COMPENSATION OPTIONS" has the meaning ascribed thereto in subparagraph 16(a);

"DISCLOSURE DOCUMENTS" means, at any time, all documents which have been filed as of that time by the Company with any securities regulatory authority or stock exchange having jurisdiction over the securities of the Company;
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                                      -3-

"ESCROWED FUNDS" has the meaning ascribed thereto in subparagraph 3(a);

"FINAL PROSPECTUS" has the meaning ascribed thereto in subparagraph 2(b);

"INDEMNIFIED PARTY" has the meaning ascribed to it in subparagraph 14(b);

"MISREPRESENTATION", "MATERIAL FACT", "MATERIAL CHANGE", "SUBSIDIARY", "AFFILIATE", "ASSOCIATE", and "DISTRIBUTION" have the respective meanings ascribed thereto in the Securities Act (Ontario);

"OPTIONED SECURITIES" means, collectively, (i) the Compensation Options issuable upon the exercise of the Brokers' Warrants; (ii) the Common Shares and Warrants comprising the Optioned Units; and (iii) the Warrant Shares issuable upon the exercise of the Warrants comprising the Optioned Units;

"OPTIONED UNITS" has the meaning ascribed thereto in subparagraph 16(a);

"PERSON" means any individual, corporation, partnership, joint venture, association, trust or other legal entity;

"PRELIMINARY PROSPECTUS" has the meaning ascribed thereto in subparagraph 2(a);

"PROSPECTUS" means, collectively, the Preliminary Prospectus and the Final Prospectus;

"PROSPECTUS DEFAULT" has the meaning ascribed thereto in subparagraph 3(c);

"PURCHASERS" means the persons (which may include the Underwriters) who, as purchasers, acquire Special Warrants by duly completing, executing and delivering Subscription Agreements and permitted assignees or transferees of such persons from time to time;

"QUALIFICATION DATE" means, with respect to any Qualifying Province, the date upon which a receipt is issued for the Final Prospectus by the Securities Commissions of the Qualifying Province;

"QUALIFICATION DEADLINE" means 5:00 p.m. (Toronto time) on the day which is the 120th day after the Closing Date;

"QUALIFYING PROVINCES" means the Province of Ontario and such other Provinces of Canada in which Purchasers who acquire Special Warrants at the Special Warrant Closing are resident;

"RETRACTION DEADLINE" has the meaning ascribed thereto in subparagraph 3(b);

"SECURITIES COMMISSIONS" means, collectively, the securities commissions or other securities regulatory authorities in the Qualifying Provinces;
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                                      -4-

"SPECIAL WARRANT CLOSING" means the completion of the issue and sale by the Company of the Special Warrants offered hereunder and the purchase by the Underwriters and the Purchasers of the Special Warrants pursuant to the Subscription Agreements;

"SPECIAL WARRANT INDENTURE" means a special warrant indenture to be dated as of the Closing Date between the Company and CIBC Mellon Trust Company, as special warrant agent, providing for the issue of the Special Warrants and in a form to be agreed upon between the Company and the Underwriters, each acting reasonably;

"SUBSCRIPTION AGREEMENT" means a subscription agreement in the form agreed upon by the Underwriters and the Company pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants herein contemplated and shall include, for greater certainty, all schedules thereto;

"SUBSIDIARY" has the meaning ascribed thereto in subparagraph 8(a)(ii);

"SUPPLEMENTARY MATERIAL" has the meaning ascribed thereto in subparagraph 4(b);

"TIME OF EXPIRY" means 5:00 p.m. (Toronto time) on the earlier of (i) five (5) Business Days following the Qualification Date; and (ii) one year from the Closing Date;

"UNDERLYING SECURITIES" means collectively, the (i) the Common Shares and Warrants comprising the Units; and (ii) the Warrant Shares issuable on exercise of the Warrants comprising the Units;

"WARRANT AGENT" means CIBC Mellon Trust Company, in its capacity as special warrant agent pursuant to the Special Warrant Indenture and as warrant agent pursuant to the Warrant Indenture, as the context may require;

"WARRANT INDENTURE" means the warrant indenture to be dated as of the Closing Date between the Company and CIBC Mellon Trust Company, as warrant agent, providing for the creation and issuance of the Warrants and in a form to be agreed upon by the Company and the Underwriters, each acting reasonably; and

"WARRANT SHARES" means the Common Shares issuable on exercise of the Warrants including, for greater certainty, the Warrants comprising both the Units and the Optioned Units.

                             TERMS AND CONDITIONS

1. (a) SALE ON EXEMPT BASIS. The Company understands that although the offer to act as underwriters with respect to the Offering is presented on behalf of the Underwriters as purchaser, the Underwriters will endeavour to arrange for Purchasers for the Special Warrants in the Qualifying Provinces and in such other jurisdictions outside of Canada and the United States on a private placement basis in compliance with all applicable Canadian Securities Laws and all applicable securities laws of such other jurisdictions.

(b) FILINGS. The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or an offering memorandum in Canada (but on terms that will permit Underlying Securities acquired by the Purchasers in the Qualifying Provinces to be sold by such Purchasers at any time in the Qualifying Provinces subject to applicable Canadian Securities Laws), and the Underwriters undertake to use their commercially reasonable efforts to cause Purchasers of Special Warrants to complete any forms required by Canadian Securities Laws or CDN. All fees payable in connection with such filings shall be at the expense of the Company.

(c) NO OFFERING MEMORANDUM. Neither the Company nor the Underwriters shall (i) provide to prospective purchasers any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws; or (ii) cause the sale of the Special Warrants to be advertised in printed media of general and regular paid circulation, radio or television.

2. (a) PRELIMINARY PROSPECTUS. The Company shall, as soon as practicable following the Special Warrant Closing under applicable Canadian Securities Laws of each of the Qualifying Provinces, prepare, file (and use all reasonable best efforts to obtain a receipt for) a preliminary prospectus (the "Preliminary Prospectus") in form and substance satisfactory to the Company and the Underwriters, each acting reasonably, and other related documents relating to the proposed distribution of the Underlying Securities. The Company shall use its reasonable best efforts to (i) cause the Preliminary Prospectus to be filed in each of the Qualifying Provinces forthwith after the Closing Date and, in any event, within sixty (60) days of the Closing Date; and (ii) satisfy as expeditiously as practicable any comments made by the Securities Commission in respect of the Preliminary Prospectus.

(b) FINAL PROSPECTUS. The Company shall, as soon as practicable after all comments of the Securities Commissions have been satisfied with respect to the Preliminary Prospectus, prepare and file (and use all commercially reasonable efforts to obtain a receipt for) under applicable Canadian Securities Laws, a (final) prospectus in form and substance satisfactory to the Company and the Underwriters (the "Final Prospectus"), each acting reasonably, and fulfil and comply with, to the satisfaction of the Underwriters' counsel, acting reasonably, all applicable Canadian Securities Laws to be fulfilled or complied with by the Company to enable the Underlying Securities to be lawfully distributed to the public in the Qualifying Provinces in connection with the exercise of the Special Warrants through the Underwriters or any other investment dealer or broker registered as such in the Qualifying Provinces in compliance with Canadian Securities Laws. The Company shall use all commercially reasonable efforts to ensure that such requirements (including the issuance of a receipt by the Securities Commissions) shall be fulfilled as soon as possible after all regulatory comments and deficiencies have been resolved in connection with the Preliminary Prospectus and, in any event, no later than the Qualification Deadline.

3.   PROCEEDS TO BE ESCROWED AND RETRACTION RIGHT.

     (a)  On the Closing Date:

          (i) 75% of the gross proceeds derived from the sale of the Special Warrants less an amount equal to 75% of the Commission and the costs and expenses of the Underwriters in connection with the Offering as of the Closing Date shall be released to the Company; and

          (ii) an amount equal to 75% of the Commission and the costs and expenses of the Underwriters as of the Closing Date shall be paid to the Underwriters.

     The balance of the proceeds derived from the sale of the Special Warrants (collectively, the "Escrowed Funds") shall be deposited in escrow with counsel to the Underwriters, Wildeboer Rand Thomson Apps & Dellelce, to be held and invested in Government of Canada Treasury Bills and released in accordance with the provisions of this paragraph 3 or any joint direction of the Company and Yorkton given to Wildeboer Rand Thomson Apps & Dellelce in writing.

     (b) The Escrowed Funds shall be held in escrow by Wildeboer Rand Thomson Apps & Dellelce in order to repurchase, if necessary, 25% of the Special Warrants on any exercise of the retraction right described in subparagraph 3(c) below. Subject to the provisions of paragraph 3(c), the Escrowed Funds less an amount equal to 25% of the Commission and the costs and expenses of the Underwriters subsequent to the Closing Date, together with a pro rata share of all interest accrued thereon, shall be released to the Company and the balance of the Escrowed Funds, which shall include a pro rata share of all interest accrued thereon, shall be released to the Underwriters, on the earlier of:

          (i)   the date of the exercise of the Special Warrants; and

          (ii) the fifth business day after a receipt has been issued by the Securities Commission in each of the Qualifying Provinces for the Prospectus qualifying the distribution of the Underlying Securities.

     (c) The Company recognizes that it is fundamental to Purchasers of the Special Warrants that the distribution of the Underlying Securities be qualified under a prospectus in the Qualifying Provinces so that the Underlying Securities will be freely tradeable in such Qualifying Provinces without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various prospectus exemptions under applicable Canadian Securities Laws. The Company acknowledges that it is for this reason that the Company has agreed that the Preliminary Prospectus and the Final Prospectus are to be filed with the Securities Commissions in the Qualifying Provinces and receipts are to be obtained therefor within the time periods contemplated by this Agreement. Accordingly, it shall be a term of the Special Warrant Indenture pursuant to which the Special Warrants are to be issued that if a receipt for the Prospectus has not been issued by the Securities Commission of each of the
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                                      -7-

Qualifying Provinces on or before the Qualification Deadline (a "Prospectus Default"), each holder of Special Warrants resident in such Qualifying Province shall thereafter:

     (i) be entitled to receive 1.1 Units upon the due exercise of each Special Warrant (in lieu of one Unit), without the payment of additional consideration; or

     (ii) have the right at any time until 5:00 p.m. on the fifth business day after the Qualification Deadline (the "Retraction Deadline") to require the Company to repurchase up to 25% of its Special Warrants for $1.50 per Special Warrant plus accrued interest thereon by executing and delivering to the Warrant Agent (with a copy to Wildeboer Rand Thomson Apps & Dellelce) a Notice of Retraction in the form appended to the Special Warrant certificate, together with its original Special Warrant certificate, and to receive 1.1 Units upon the due exercise of the balance of its Special Warrants (in lieu of one Unit), without payment of any additional consideration.

If a holder of Special Warrants does not exercise its retraction right by the Retraction Deadline, such holder will thereafter only have the right to receive
1.1 Units upon the due exercise of each Special Warrant (in lieu of one Unit), without the payment of additional consideration. Upon receipt of a Notice of Retraction, Wildeboer Rand Thomson Apps & Dellelce shall release from the Escrowed Funds to such Purchaser an amount equal to 25% of the aggregate Offering Price for such Purchaser's Special Warrants, together with all interest accrued thereon, and the Warrant Agent shall cancel the Special Warrant certificate and issue to the Purchaser a new Special Warrant certificate representing 75% of the number of Special Warrants represented by the original Special Warrant certificate. In the event that the Escrowed Funds are not sufficient to satisfy the Company's obligation to repurchase Special Warrants, the Company shall be obligated to forthwith deliver to Wildeboer Rand Thomson Apps & Dellelce sufficient funds to satisfy such obligations. In the event that a Prospectus Default occurs, the Company will continue to be obligated to use commercially reasonable efforts to file and clear the Final Prospectus until the Time of Expiry.

4.   (a)   DELIVERIES AT TIME OF FILING. The Company shall deliver to the
Underwriters contemporaneously with or prior to the filing with the Ontario Securities Commission of the Preliminary Prospectus or the Final Prospectus, as the case may be:

     (i) an executed copy of the Preliminary Prospectus or the Final Prospectus, as the case may be, in the English language, and if the Province of Quebec is one of the Qualifying Provinces, in the French language;

     (ii) executed copies of any other document required to be filed by the Company at such time under the laws of each of the Qualifying Provinces in compliance with Canadian Securities Laws applicable therein;

     (iii) in the case of the Final Prospectus, a letter of the Company's Auditors dated the date of the Final Prospectus addressed to the Underwriters and the board of directors of the Company, in form and substance satisfactory to the Underwriters, with respect to certain financial and accounting information relating to the Company in the Final Prospectus and which shall be based on a review by the Company's Auditors to a date not more than two Business Days prior to the date of the Final Prospectus and which letter shall be in addition to the Company's Auditors' report contained in the Final Prospectus; and

     (iv) if the Province of Quebec is one of the Qualifying Provinces, an opinion of Quebec counsel to the Company that the French language version of the Preliminary Prospectus and the Final Prospectus, as the case may be, is an accurate and complete translation of the English language version of the Preliminary Prospectus or the Final Prospectus, as the case may be.

(b) SUPPLEMENTARY MATERIAL. The Company shall also prepare and deliver promptly to the Underwriters duly signed copies of all amended or supplementary prospectuses or supplemental statements and related documents required to be filed by the Company under the laws of any Qualifying Province or by Canadian Securities Laws and of any amendment to the Preliminary Prospectus or the Final Prospectus or other document required to be filed under paragraph 7 of this Agreement (collectively, the "Supplementary Material"). The Prospectus and the Supplementary Material shall be in form and substance satisfactory to the Underwriters, acting reasonably.

(c) COPIES. The Company shall cause copies of the Preliminary Prospectus and the Final Prospectus in the English language, and if the Province of Quebec is one of the Qualifying Provinces, in the French language, to be delivered to the Underwriters without charge, in such numbers and in such cities in the Qualifying Provinces as the Underwriters may reasonably request. Such delivery shall be effected as soon as practicable and, in any event, on or before a date two Business Days after the filing thereof with the Ontario Securities Commission. The Company shall similarly cause to be delivered copies of any Supplementary Material. The Underwriters shall cause to be delivered to holders of Special Warrants copies of the Final Prospectus and any required Supplementary Materials.

5. REPRESENTATION AS TO PROSPECTUS AND SUPPLEMENTARY MATERIAL. Delivery of the Prospectus and any Supplementary Material shall constitute a representation and warranty by the Company to the Underwriters, the Purchasers and their permitted assigns that all information and statements (except information and statements relating solely to or provided solely by the Underwriters) contained in the Prospectus and Supplementary Material are true and correct in all material respects at the time of delivery thereof and contain no misrepresentations and constitute full, true and plain disclosure of all material facts relating to the Company and the Underlying Securities and that no material fact or information has been omitted therefrom (except facts or information relating solely to the Underwriters) which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Company's consent to the Underwriters' use of the Prospectus, any Supplementary Material and any other public documents supplied to the Underwriters by the Company for the distribution of the Underlying Securities in the Qualifying Provinces in compliance with the provisions of this Agreement and Canadian Securities Laws.

6.   COVENANTS.

(a) COMPANY'S COVENANTS. The Company hereby covenants to the Underwriters, the Purchasers and their permitted assigns and acknowledges that each of them is relying on such covenants in purchasing Special Warrants, that it shall:

     (i) at all times, remain a reporting issuer under Canadian Securities Laws not in default of any requirement of such Canadian Securities Laws;

     (ii) allow the Underwriters and their representatives to conduct all due diligence which the Underwriters may reasonably require to be conducted prior to the date of the Final Prospectus in order to fulfil their obligations as Underwriters under Canadian Securities Laws and in order to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in connection with a Prospectus, and it shall be a condition precedent to the Underwriters' execution of any certificate in any Prospectus that they be satisfied, acting reasonably, as to the form and content of such Prospectus;

     (iii) duly execute and deliver the Special Warrant Indenture, the Subscription Agreements, the Warrant Indenture, the Special Warrants and the Brokers' Warrants at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

     (iv) use its best efforts to fulfil, at or prior to the Closing Date, each of the conditions set out in paragraph 10;

     (v) ensure that the Special Warrants shall be duly and validly created, authorized and issued on payment of the purchase price therefor, and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

     (vi) ensure that the Underlying Securities shall, upon issuance, be duly issued as fully paid and non-assessable securities in the capital of the Company, and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

     (vii) ensure that at all times prior to the expiry thereof, sufficient Common Shares are allotted and reserved for issuance upon the due exercise of the Special Warrants, the Warrants and the Compensation Options;

     (viii) ensure that as soon as possible following the Closing Date, the Common Shares issuable on exercise of the Special Warrants and the Compensation Options and the Warrant Shares issuable on exercise of the Warrants are quoted for trading on CDN upon their respective dates of issuance;

     (ix) maintain the Warrant Agent or a substituted licensed trust company as the transfer agent and registrar in respect of the Common Shares, as special warrant agent in respect of the Special Warrants, and as warrant agent in respect of the Warrants;

     (x) the Company will apply the net proceeds from the issue and sale of the Special Warrants to fund the roll-out of the Company's marketing program and advertising campaign and general corporate purposes;

     (xi) not issue or announce the issuance of any Common Shares or any securities convertible into or exchangeable for or exercisable to acquire Common Shares without the prior consent of Yorkton, which consent shall not be unreasonably withheld, during the period commencing on the date hereof and ending ten (10) Business Days after the Qualification Date, other than pursuant to: (A) presently outstanding rights or agreements, including options, warrants and other convertible securities (including the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options); or
             (B) presently outstanding options granted to officers, directors, employees or consultants of the Company or any subsidiary pursuant to existing stock option plans as detailed in the Company's management information circular dated June 18, 1997;

     (xii) grant to Yorkton, during the period of two years following the Closing Date, the first right to act as lead or co-lead manager or underwriter in connection any offering of securities in Canada and to act as a managing underwriter (with a minimum 20% participation) in connection with any offering of securities in the United States. The Company shall provide to Yorkton prior notice in writing of the terms of any offering that the Company proposes to make and shall provide Yorkton the right to act as lead or co-lead manager or underwriter or as managing underwriter (as the case may be) of that offering and to select the members of the underwriting group for that offering. This right of first refusal must be exercised by Yorkton within ten (10) days following receipt of such notice by notifying the Company that Yorkton will agree to act as lead or co-lead manager or underwriter or as managing underwriter (as the case may be) of such offering on the terms set out in the notice, failing which the Company will be free to make other arrangements to proceed with such offering on the same terms or on terms no less favourable to the Company. Failure to elect to act as lead or co-lead manager or underwriter or as managing underwriter (as the case may be) in respect of a proposed offering referred to in a notice shall not, however, disentitle Yorkton with respect to its rights hereunder in respect of any subsequent notice. This right of first refusal is conditional upon Yorkton's publication within six (6) months of the Closing Date of a stand-alone research report on the Company prepared in accordance with standard investment industry practice, failing which Yorkton's right of first refusal will terminate;

     (xiii) apply for a listing or quotation of the Common Shares on The Toronto Stock Exchange (the "TSE") or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as soon as reasonably practicable following the Special Warrant Closing and to use its reasonable commercial efforts to pursue such listing or quotation and satisfy as expeditiously as possible all such conditions of listing or quotation as the TSE or NASDAQ may reasonably require;

     (xiv) in the event the Company offers any of its securities for sale in the United States or files a registration statement with the United States Securities Exchange Commission in respect of any of its securities, whether in connection with a public offering of such securities, an application for listing or quotation of its securities on any stock market or quotation system in the United States or otherwise, the Company shall ensure that the Underlying Securities and the Optioned Securities are also registered for resale in the United States or on such stock exchange and take all such other steps and actions as may be necessary to ensure that the Underlying Securities are not subject to any statutory hold period; and

     (xv) as soon as reasonably practicable following the Closing Date, appoint or cause the appointment of a nominee of the Purchasers to the Board of Directors of the Company, such nominee to be mutually acceptable to the Company and the Underwriters, each acting reasonably.

(b) UNDERWRITERS' OBLIGATION. The obligation of the Underwriters to execute any certificate or deliver any documents pertaining to either the Preliminary Prospectus or the Final Prospectus shall be conditional upon compliance by the Company to the date of such execution and delivery with those of its covenants contained in this Agreement to be complied with prior to the filing of either the Preliminary Prospectus or the Final Prospectus, as the case may be.

7. (a) MATERIAL CHANGES DURING DISTRIBUTION. During the period from the date hereof to the completion of distribution of the Underlying Securities, the Company shall promptly notify the Underwriters (and, if requested by the Underwriters, confirm such notification in writing) of:

     (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries;

     (ii) any material fact which has arisen and would have been required to have been stated in the Final Prospectus had the fact arisen on, or prior to, the date of the Final Prospectus; and

     (iii) any change in any material fact contained in the Final Prospectus or the Supplementary Material or any amendments or supplements thereto which change is, or may be, of such a nature as to render any material statement in the Final Prospectus or any Supplementary Material misleading or untrue or which would result in a misrepresentation in the Final Prospectus or Supplementary Material or which would result in the Final Prospectus or Supplementary Material not complying (to the extent that such compliance is required) with the Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Underlying Securities.

During the period from the date hereof to the completion of distribution of the Underlying Securities, the Company shall promptly, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under Canadian Securities Laws as a result of such change; provided that the Company shall not file any Supplementary Material or other document without first obtaining approval of the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval shall not be unreasonably withheld. The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, and financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Underwriters pursuant to this paragraph 7.

(b) CHANGE IN CANADIAN SECURITIES LAWS. If during the period of distribution to the public of the Underlying Securities, there shall be any change in Canadian Securities Laws which in the opinion of counsel to the Company or counsel to the Underwriters requires the filing of Supplementary Material, the Company shall, to the satisfaction of its counsel and the Underwriters' counsel, promptly prepare and file such Supplementary Material with the appropriate securities regulatory authority in each of the Qualifying Provinces where such filing is required.

8.   (a)    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to the Underwriters, the Purchasers and their permitted assigns, and acknowledges that each of them is relying upon such representations and warranties in purchasing Special Warrants, that:

     (i) the Company has been duly incorporated and is validly existing under the laws of Ontario, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own its properties and assets and the Company has all requisite power and authority to carry out its obligations under this Agreement, the Special Warrant Indenture, the Warrant Indenture and the Brokers' Warrants;

     (ii) the only material subsidiary of the Company is Internet Liquidators USA Inc. (the "Subsidiary") which has been duly incorporated and is validly existing under the laws of the State of Florida, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own its properties and assets;

     (iii) all consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws and the rules and regulations of CDN necessary for the execution and delivery of and the performance by the Company of its obligations under this Agreement, the Special Warrants, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options have been made or obtained, as applicable;

     (iv) each of the execution and delivery of this Agreement, the Subscription Agreement, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options, the performance by the Company of its obligations hereunder or thereunder, the sale of the Special Warrants hereunder and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Underlying Securities and the Optioned Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, Canadian Securities Laws; (B) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of its subsidiaries is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or any of its subsidiaries or the property or assets of the Company or any of its subsidiaries;

     (v) the Company is in compliance with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of CDN and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company since December 31, 1996, which has not been publicly disclosed;

     (vi) none of the Disclosure Documents contains a misrepresentation at the date of filing thereof which has not been corrected and, without limiting the generality of the foregoing, the Disclosure Documents disclose all material facts relating to the Company and its subsidiaries, assets, undertaking, ownership and securities;

     (vii) the audited financial statements of the Company as at and for the period ended December 31, 1996, and the unaudited interim financial statements as at and for the six month period ended June 30, 1997 have been prepared in accordance with generally accepted accounting principles and present fully, fairly and correctly the financial position of the Company as at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended;

     (viii) as at the Closing Date, except as contemplated by this Agreement, and other than stock options to acquire an aggregate of not more than 1,279,520 Common Shares which have been granted in the ordinary course in accordance with the Company's stock option plan, no holder of outstanding shares in the capital of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company are outstanding, except as set out in Schedule "A" to this Agreement;

     (ix) no legal or governmental proceedings are pending to which the Company or any subsidiary is a party or to which the property of any of them is subject that would result individually or in the aggregate in any material adverse change in their operation, business or condition of the Company and, to the knowledge of the Company and its subsidiaries, no such proceedings have been threatened against or are contemplated with respect to the Company or any subsidiary or with respect to any of their respective properties;

     (x) the Company and each of its subsidiaries have conducted and are conducting their business in material compliance with all applicable laws and regulations of each jurisdiction in which they carry on business (including, without limitation, all applicable Canadian and United States federal, provincial, state, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body) and have not received a notice of non-compliance, or knows of, or has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws or regulations which would have a material adverse effect on the Company on a consolidated basis;

     (xi) the Company and each of its subsidiaries have all licenses, leases, permits, authorizations and other approvals (collectively, "Licenses") and the proprietary rights provided in law and at equity to all patents, trademarks, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit them to conduct their business as currently conducted, except where the failure to do so would not have a material adverse effect on the Company on a consolidated basis;

     (xii) the Company is the holder of and in good standing under all of its Licenses and is the exclusive owner of Intellectual Property free and clear of any encumbrances which would have a material adverse effect on the Company, and has no knowledge of any claim of adverse ownership in respect thereof;

     (xiii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (xiv) at the Closing Time, each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants, the Compensation Options and the Special Warrants shall have been duly authorized and, other than the Compensation Options, executed and delivered by the

             Company and upon such execution and delivery each shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (xv) at the Closing Time, all necessary corporate action will have been taken by the Company to allot and authorize the issuance of the Underlying Securities and the Optioned Securities, and upon due exercise of the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options in accordance with the provisions thereof, such Underlying Securities and Optioned Securities (as the case may be) will be validly issued as fully paid and non-assessable securities in the capital of the Company;

     (xvi) the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series, of which 14,138,980 Common Shares are issued and outstanding as fully paid and non-assessable;

     (xvii) the Company is the registered and beneficial owner of all the issued and outstanding shares in the capital of each of its subsidiaries, free and clear of any claim, lien, security interest or other encumbrance which would have a material adverse effect on the Company, and no person has any right, warrant or option to acquire, or other instrument convertible into or exchangeable for, any shares in the capital of its subsidiaries;

     (xviii) the Company is a reporting issuer not in default of its obligations under applicable securities laws in the Province of Ontario;

     (xix) the Company and each of its subsidiaries have timely filed all necessary federal, provincial, state, local and foreign tax returns and notices and has paid or made provision for all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing thereon which have not otherwise been provided for by the Company;

     (xx) the Company has no material investment or other interest in, and has not made any loans to or guaranteed the obligations of, any person other than its subsidiaries;

     (xxi) the Warrant Agent, at its principal office in the City of Toronto, has been duly appointed as registrar and transfer agent in respect of the Common Shares, as special warrant agent in respect of the Special Warrants and as warrant agent in respect of the Warrants;

     (xxii) other than the Underwriters, Royal Bank Capital Corporation and HDL Capital Limited, there is no person acting or purporting to act at the request or on behalf of the Company, that is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement;

     (xxiii) no order ceasing or suspending trading in the securities of the Company has been issued and no proceedings for this purpose have been instituted or, to the best of its knowledge and belief, are pending, contemplated or threatened;

     (xxiv) the Common Shares are quoted for trading on CDN and all necessary notices and filings have been made with and all necessary consents, approvals and authorizations obtained from CDN to ensure that the Common Shares issuable on exercise of the Special Warrants and the Compensation Options, and the Warrant Shares issuable on the exercise of the Warrants will be quoted for trading on CDN upon their issuance; and

     (xxv) the business conducted by the Subsidiary is limited to credit card processing and inventory procurement.

     (b) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITERS. The Underwriters hereby represent, warrant and covenant to the Company, and acknowledge that the Company is relying upon such representations and warranties, that:

     (i) in respect of the offer and sale of the Special Warrants, they will comply with all Canadian Securities Laws and all applicable laws of the jurisdictions outside Canada in which they offer Special Warrants;

     (ii) they have not made or authorized any advertising, and shall not make or authorize any advertising, in connection with or in respect of the Special Warrants or the Underlying Securities in any printed media or general and regular paid circulation, or radio, television or otherwise;

     (iii) they will not solicit offers to purchase or sell the Special Warrants so as to require the filing of a prospectus with respect thereto or the provision of a contractual right of action (as defined in section 32(1) of the Regulation made under the Securities Act (Ontario)) under the laws of any jurisdiction, including without limitation, the United States of America; and

     (iv) they will, subject to compliance by the Company with its obligations hereunder and provided that it shall otherwise be responsible for the Underwriters to do so, execute and deliver to the Company any certificate required to be executed by it under Canadian Securities Laws in connection with the Preliminary Prospectus, Final Prospectus and any Supplementary Material.

9. SPECIAL WARRANT CLOSING DELIVERIES. The purchase and sale of the Special Warrants shall be completed at the Closing Time at the offices of Gowling, Strathy & Henderson, Toronto, or at such other place as the Underwriters and the Company may agree upon. At or prior to the Closing Time, the Company shall duly and validly deliver to the Underwriters certificates in definitive form representing Special Warrants registered in the names of such Purchasers or as indicated on their respective Subscription Agreements, against payment at the direction of the Company of 75% the subscription price therefor to or to the order of the Company less a pro rata portion of the Commission and the costs and expenses of the Underwriters as at the Closing Date and the balance to Wildeboer Rand Thomson Apps & Dellelce, in lawful money of Canada by certified cheque or banker's draft payable at par in the City of Toronto.

10. SPECIAL WARRANT CLOSING CONDITIONS. Each Purchaser's obligation to purchase the Special Warrants at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a) the Underwriters shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers of the Company as the Underwriters may agree, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the persons so signing, that:

     (i) since December 31, 1996 (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries, except as has been publicly disclosed on a non-confidential basis; and (B) no transaction has been entered into by the Company or any of its subsidiaries which is or would be material to the Company and its subsidiaries on a consolidated basis except as has been publicly disclosed on a non-confidential basis;

     (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Special Warrants, the Underlying Securities and the Optioned Securities) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

    (iii) the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time;

     (iv) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement; and

     (v)    such other matters as the Underwriters may reasonably request;

(b) the Underwriters shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Underwriters and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company's board of directors relating to this Agreement, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants, the Compensation Options and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers and such other matters as the Underwriters may reasonably request;

(c) the Special Warrant Indenture, the Subscription Agreements, the Warrant Indenture, the Brokers' Warrants and the certificates representing the Special Warrants shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Underwriters and their counsel, acting reasonably;

(d) the Underwriters shall have received favourable legal opinions addressed to the Underwriters and counsel to the Underwriters, in form and substance satisfactory to the Underwriters' counsel, dated the Closing Date, from Messrs. Gowling, Strathy & Henderson, counsel for the Company, as to the laws of Canada and the Qualifying Provinces, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and the Province of Ontario and, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

     (i) as to the incorporation and subsistence of the Company and the Subsidiary under the laws of their jurisdiction of incorporation and as to the corporate power of the Company to carry out its obligations under this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options and to issue the Special Warrants, the Underlying Securities and the Optioned Securities;

     (ii)  as to the authorized capital of the Company and the Subsidiary;

     (iii) the Company and the Subsidiary has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and to own its properties and the Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options;

     (iv) none of the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options, the performance by the Company of its obligations hereunder and thereunder, or the sale or issuance of the Special

            Warrants, the Underlying Securities and the Optioned Securities will conflict with or result in any breach of the constating documents or by-laws of the Company;

     (v) each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Brokers' Warrants and the Compensation Options has been duly authorized and, other than the Compensation Options, executed and delivered by the Company, and constitute or, in the case of the Compensation Options, upon execution and delivery shall constitute, a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

     (vi) the Underlying Securities and the Optioned Securities have been authorized and allotted for issuance to the holders of the Special Warrants and the Underwriters (as the case may be) and, upon the due exercise of the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options in accordance with the provisions thereof, such Underlying Securities and Optioned Securities (as the case may be) will be validly issued as fully paid and non-assessable securities in the capital of the Company;

     (vii) the Special Warrants (A) have been validly created and issued by the Company; (B) have been duly executed and delivered by the Company; and (C) are valid, legal and binding obligations of the Company enforceable in accordance with their terms subject to qualifications as in subclause (v) above;

     (viii) the issuance and sale by the Company of the Special Warrants to the Purchasers and the Brokers' Warrants to the Underwriters are exempt from the prospectus requirements of applicable Canadian Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws to permit such issuance and sale; and the issuance of the Underlying Securities and Optioned Securities upon the exercise of the Special Warrants, the Warrants, the Brokers' Warrants and the Compensation Options (as the case may be) is exempt from the prospectus and registration requirements of applicable Canadian Securities Laws subject to certain provisos and specified resale restrictions;

     (ix) upon the filing of the Final Prospectus and the issuance of receipts therefor under applicable Canadian Securities Laws, all legal requirements will have been fulfilled by the Company under the Canadian Securities Laws to qualify, without resort to the prospectus exemption provisions of such applicable laws, the distribution in each of the Qualifying Provinces of the Underlying Securities issuable upon the exercise of Special Warrants in accordance with the Special Warrant Indenture, the Warrant Shares issuable upon the exercise of Warrants in accordance with the Warrant Indenture, the Compensation Options issuable upon the exercise of the Brokers' Warrants, and the Optioned Securities issuable upon the exercise of the Compensation Options and that the issuance of the Underlying Securities and Optioned Securities by the Company upon such exercise will be exempt from the registration requirements of such applicable laws subject to certain provisos; the Underlying Securities and Optioned Securities will not be subject to any statutory hold period and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents, or authorizations obtained under the Canadian Securities Laws to permit the trading in the Qualifying Provinces of such Underlying Securities and Optioned Securities, through registrants registered under applicable laws who have complied with such applicable laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions;

     (x) the Warrant Agent has been duly appointed by the Company as registrar and transfer agent in respect of the Common Shares, as special warrant agent in respect of the Special Warrants and as warrant agent in respect of the Warrants;

     (xi) the Company is a reporting issuer not on the list of defaulting reporting issuers maintained pursuant to the applicable securities laws in the Province of Ontario; and

     (xii) all necessary notices and filings have been made and consents, approvals and authorizations obtained to ensure that the Common Shares issuable on the exercise of the Special Warrants and the Compensation Options, and the Warrant Shares issuable on the exercise of the Warrants, will be quoted for trading on CDN on their issue.

(e) the Underwriters shall have received written undertakings of Paul Godin, 1184041 Ontario Inc., Jeffrey Lymburner, Smythe Group Inc., America Online, Inc. and Toronto Star Newspapers Limited in favour of the Underwriters:

     (i) not to sell, transfer, assign or otherwise dispose of any securities of the Company owned, directly or indirectly, by such persons for a period ending on the date that is ten (10) Business Days following the Qualification Deadline, without the prior written consent of the Underwriters; and

     (ii) to vote their Common Shares of the Company and take all such other actions as are within its power and control to ensure that a nominee of the Purchasers is appointed to of the Board of Directors of the Company;

(f) the Underwriters shall have received a certificate of the registrar and transfer agent of the Company as to the number of issued and outstanding Common Shares;

(g) the Underwriters shall have received certificates of status or similar certificates with respect to each jurisdiction in which the Company and the Subsidiary is required to be licensed to carry on a material part of its business; and

(h) the Underwriters shall have received copies of written waivers of each of Paul Godin, 1184041 Ontario Inc., Jeffrey Lymburner, Smythe Group Inc. and Toronto Star Newspapers Limited in respect of their pre-emptive rights pursuant to certain shareholders' agreements among them and the Company.

11.  RIGHTS OF TERMINATION

(a) LITIGATION. If any enquiry, action, suit, investigation or other proceeding whether formal or informal is instituted or threatened or any order is made by any federal, provincial or other governmental authority in relation to the Company or any of the officers or directors of the Company or any of its principal shareholders which, in the reasonable opinion of the Underwriters or either of them, operates to prevent or restrict the distribution or trading of the Special Warrants or the Underlying Securities which may reasonably be seen to materially and adversely affect the financial markets or the business, affairs or profitability of the Company or the future market price or the present or future value of the securities of the Company, the Underwriters shall be entitled, at their option and in accordance with subparagraph 11(f) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by notice to that effect given to the Company any time prior to the Closing Time.

(b) DISASTER OUT CLAUSE. In the event that prior to the Closing Time there should develop, occur or come into effect any occurrence of national or international consequence or any event, action, condition, law, governmental regulation, inquiry or other occurrence of any nature whatsoever which, in the reasonable opinion of the Underwriters, seriously adversely affects or involves, or will seriously adversely affect or involve, the Canadian financial markets or the business, operations or affairs of the Company and its subsidiaries on a consolidated basis, any of the Underwriters shall be entitled at their option, in accordance with subparagraph 11(f) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(c) CHANGE IN MATERIAL FACT. In the event that prior to the Closing Time there should occur any material change, there should be discovered any previously undisclosed material fact, or there should occur a change in any material fact such as is contemplated by subparagraph 7(a), which results or, in the reasonable opinion of the Underwriters, could reasonably be expected to result, in the Purchasers of a material number of Special Warrants exercising their contractual right of rescission granted to the Purchasers in respect of the Special Warrants or the rights of rescission or damages under section 130 of the Securities Act (Ontario) or the corresponding provisions of applicable securities legislation in the other Qualifying Provinces or, in the reasonable opinion of the Underwriters, has or could reasonably be expected to have a material adverse effect on the market price or value of the Special Warrants or the Underlying Securities, the Underwriters shall be entitled, at their option, in accordance with subparagraph 11(f), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(d) NON-COMPLIANCE WITH CONDITIONS. The Company agrees that all terms and conditions in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company that it will use its best efforts (or all commercially reasonable efforts, as applicable) to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such conditions shall entitle the Underwriters, or any of them, at their option in accordance with subparagraph 11(f), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by notice to that effect given to the Company at or prior to the Closing Time. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if the same is in writing and signed by all of the Underwriters.

(e) CEASE TRADE ORDER. In the event that any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority, the Underwriters shall be entitled, at their option, in accordance with subparagraph 11(f) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase Special Warrants) by written notice to that effect given to the Company prior to the Special Warrant Closing Time.

(f) EXERCISE OF TERMINATION RIGHTS. The rights of termination contained in subparagraphs 11(a), (b), (c), (d) and (e) may be exercised by either of the Underwriters and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under paragraphs 12, 14 and 15. A notice of termination given by an Underwriter under subparagraphs 11(a), (b), (c), (d) and (e) shall not be binding upon any other Underwriter.

12. EXPENSES. Whether or not the sale of the Special Warrants or the issuance of the Underlying Securities upon exchange of such Special Warrants shall be completed, all expenses of or incidental to the issue and delivery of such Special Warrants and Underlying Securities or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation, expenses in connection with the issuance and sale of the Special Warrants, all private placement fees required under Canadian Securities Laws, the qualification of the Underlying Securities for distribution to the public, the fees and expenses of counsel to the Company and all local counsel selected by the Company, the reasonable fees and expenses of counsel to the Underwriters to a maximum of $75,000 (exclusive of disbursements and all applicable GST), with the balance, if any, being the obligation of the Underwriters, the fees and expenses of the Warrant Agent, all out-of-pocket expenses of the Underwriters, and all costs incurred in connection with the preparation and printing of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material. All fees and expenses incurred by the Underwriters or on their behalf prior to the Closing Time shall be payable by the Company at the Closing Time and any such expenses incurred thereafter shall be payable from the Escrowed Proceeds upon release of the Escrowed Proceeds.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Special Warrants and the exchange of such Special Warrants for the Underlying Securities by the Purchasers and continue in full force and effect for the benefit of the Purchasers for a period of three years from the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Special Warrants or the preparation of the Preliminary Prospectus, the Final Prospectus or otherwise.

14.  (a)   INDEMNITY. The Company shall indemnify and save harmless each of the
Underwriters and each of their directors, officers, employees and Underwriters from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses in any way caused by, or arising directly or indirectly from, or in consequence of:

     (i) any misrepresentation or alleged misrepresentation (as such term is defined in the Securities Act (Ontario)) contained herein or made by the Company in connection with the sale by the Company of the Special Warrants or the Underlying Securities, or in any material change report or public document filed or issued by the Company or on its behalf prior to the date of the Final Prospectus;

     (ii) any information or statement (except any information or statement relating solely to the Underwriters) contained in the Prospectus or any Supplementary Material or in any certificate of the Company delivered under this Agreement or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

     (iii) any omission or alleged omission to state in the Prospectus, any Supplementary Material or any certificate of the Company delivered under this Agreement or pursuant to this Agreement any fact (except facts relating solely to the Underwriters), whether material or not, required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

     (iv) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission relating solely to the Underwriters) in the Prospectus or any Supplementary Material or based upon any failure to comply with Canadian Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Special Warrants or the Underlying Securities in any of the Qualifying Provinces; or

     (v) the non-compliance or alleged non-compliance by the Company with any of the Canadian Securities Laws, including the Company's non-compliance with any statutory requirement to make any document available for inspection.

(b) NOTIFICATION OF CLAIMS. If any matter or thing contemplated by this paragraph (any such matter or thing being referred to as a "Claim") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "Indemnified Party") will notify the Company as soon as possible of the nature of such Claim and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party acting reasonably and that no settlement of any such Claim may be made by the Company, or the Indemnified Party without the prior written consent of the other party.

(c) RIGHT OF INDEMNITY IN FAVOUR OF OTHERS. With respect to any Indemnified Party who is not a party to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this paragraph and paragraph 15 in trust for and on behalf of such Indemnified Party.

(d) RETAINING COUNSEL. In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Company and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such Claim; or
(iii) the named parties to any such Claim (including any added third party) include both the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of potential or actual differing interests of those represented; in each of which cases the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Company shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party.

15. (a) CONTRIBUTION. In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 14 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Company and the Underwriters shall severally contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of a nature contemplated in paragraph 14 in such proportions so that the Underwriters are responsible for the portion represented by the percentage that the aggregate fee payable by the Company to the Underwriters bears to the aggregate offering price of the Special Warrants and the Company is responsible for the balance, whether or not it has been sued together or sued separately. The Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate fee or any portion of such fee actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or gross negligence.

(b) RIGHT OF CONTRIBUTION IN ADDITION TO OTHER RIGHTS. The rights to contribution provided in this paragraph 15 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

(c) CALCULATION OF CONTRIBUTION. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Company shall be limited to contribution in an amount not exceeding the lesser of:

     (i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in subparagraph 15(a) above; and

     (ii) the amount of the aggregate fee actually received by the Underwriters from the Company under this Agreement.

(d) NOTICE. If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Company notice of such claim in writing, as soon as reasonably possible, but failure to notify the Company shall not relieve the Company of any obligation which it may have to the Underwriters under this paragraph.

16. (a) BROKERS' WARRANTS AND COMPENSATION OPTIONS. In consideration for the Underwriters' services in (i) obtaining Purchasers for the Special Warrants and assisting in the preparation and completion of the offering of Special Warrants contemplated by this Agreement; (ii) assisting in the preparation of the Preliminary Prospectus, Final Prospectus and the Supplementary Material; (iii) forming and managing any banking, selling or other groups established by the Underwriters or either of them in their sole discretion in connection with the distribution of the Special Warrants; (iv) distributing the Special Warrants, both directly and through other registered dealers and brokers in the Qualifying Provinces; and (v) all other matters in connection with the issue and sale of the Special Warrants in the Qualifying Provinces, the Company hereby irrevocably and unconditionally agrees to issue to the Underwriters on the Closing Date, irrevocable non-assignable special brokers' warrants (the "Brokers' Warrants") exercisable, without payment of additional consideration, into irrevocable non-assignable options (the "Compensation Options") to purchase up to such number of Units as is equal to 10.0% of the aggregate number of Units sold pursuant to the Offering (the "Optioned Units") exercisable in whole or in part during the period commencing as at the Closing Date and expiring on the date that is fifteen (15) months after the Closing Date, at an exercise price of $1.50 per Optioned Unit.

(b) QUALIFICATION OF COMPENSATION OPTIONS. Subject to Canadian Securities Laws and as may be permitted by applicable securities regulatory authorities, the Prospectus shall qualify for distribution all of the Compensation Options issuable upon exercise of the Brokers' Warrants. The Compensation Options may be exercised by the Underwriters, individually or collectively, at any time in whole or from time to time in part from the time granted until their expiry (initially, up to each Agent's pro rata portion thereof) upon delivering written notice to the Company together with a certified cheque or bank draft representing the subscription price for the applicable number of Optioned Units. In the event that either Agent does not elect to exercise its entire pro rata portion of either of the Compensation Options, it shall give written notice to the other Agent not less than ten (10) business days prior to the expiry of the Compensation Options and the other Agent shall be entitled to exercise all or any portion of such unexercised Compensation Options in accordance with the provisions hereof.

(c) ANTI-DILUTION PROVISIONS. If the Company subdivides, consolidates or otherwise changes, reorganizes or reclassifies its Common Shares in any way, declares any stock dividend, or becomes subject to any amalgamation, arrangement, business combination, reorganization or other similar transaction prior to the expiry of the Compensation Options (each such event being a "capital reorganization event"), the Compensation Options shall be similarly subdivided, consolidated, reorganized, reclassified or changed such that the Underwriters receive, on any exercise of the Compensation Options subsequent to the effective date of such capital reorganization event, the same number and type of securities that they would have otherwise received had they fully exercised such Compensation Options (including the Warrants comprising the Optioned Units) prior to each such capital reorganization event. The exercise price shall be adjusted accordingly and notice shall be given to the Underwriters of such adjustment. If the Underwriters disagree with such adjustment the matter shall be determined conclusively by the Company's Auditors at the expense of the Company. The Company shall at all times while the Compensation Options are in effect, reserve and keep available out of its authorized but unissued Common Shares, such number of Common Shares as shall from time to time be required to be issued on each exercise of the Compensation Options (including the Warrants comprising the Optioned Units) and such additional Common Shares as may be issuable as a result of each capital reorganization event). If any Common Shares required to be reserved for purposes of issuance upon any exercise of Compensation Options require, in addition to such compliance with the Canadian Securities Laws as is contemplated by this Agreement, any additional registration with or approval of any authority under the Canadian Securities Laws, or listing on any securities exchange on which the Common Shares or other securities as may be issuable as a result of any capital reorganization event may then be listed, before they may be issued, the Company shall cause them to be duly registered, approved and listed forthwith following the exercise of such Compensation Options.

17. UNDERWRITERS' OBLIGATIONS. The Underwriters' obligations under this Agreement shall be several and not joint, and the Underwriters' respective obligations and rights and benefits hereunder shall be as to the following percentages:

     Yorkton Securities Inc.              -    80%
     First Marathon Securities Limited    -    20%

In the event that either of the Underwriters shall fail to purchase or arrange for the purchase of the number of Special Warrants allocated to such Agent hereunder, the other Agent shall have the right but shall not be obligated to purchase or arrange for the purchase of all of such Special Warrants which would otherwise have been allocated to the Agent in default. In the event that one but not both of the Underwriters shall exercise its rights of termination under paragraph 11, the other shall have the right, but shall not be obligated, to purchase or arrange for the purchase of all of the percentage of the Special Warrants which would otherwise have been allocated to the Agent which has so exercised its rights of termination.

18. UNDERWRITERS' AUTHORITY. The Company shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Underwriters by Yorkton who shall represent the Underwriters and have authority to bind the Underwriters hereunder except in respect of a notice of termination pursuant to paragraph 11, indemnity provisions in paragraph 14, contribution provisions in paragraph 15, and exercise of the Brokers' Warrants and Compensation Options pursuant to paragraph 16. In all cases, Yorkton shall use its best efforts to consult with First Marathon prior to taking any action contemplated herein.

19. PREVIOUS ENGAGEMENTS. In consideration of the payment of its pro rata allocation of the Commission, First Marathon hereby waives and releases the Company from its obligations pursuant to any and all engagement arrangements entered into, whether in writing or otherwise, between the Company and First Marathon prior to the date hereof (other than the engagement letter dated September 25, 1997 between the Company and Yorkton on its own behalf and on behalf of First Marathon) and acknowledges and confirms that it shall have no further rights or benefits under such engagement arrangements.

20. ADVERTISEMENTS. The Company acknowledges that the Underwriters shall have the right, subject always to clauses 1(a) and (c) of this Agreement, at their own expense, to place such advertisement or advertisements relating to the sale of the Special Warrants or the Underlying Securities contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law. The Company, and the Underwriters each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicise, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in any of the provinces of Canada being unavailable in respect of the sale of the Special Warrants to prospective purchasers.

21. CONTRACTUAL RIGHT OF ACTION FOR RESCISSION. As part of the Subscription Agreements, the Company has delivered, and shall be deemed to have delivered, to the Purchasers (including the Underwriters) contractual rights of action for rescission at the Special Warrant Closing Time or subsequent thereto.

20. NOTICES. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "notice") shall be in writing addressed as follows:

(a)  If to the Company, to it at:

     5915 Airport Road
     Suite 330
     Mississauga, Ontario
     L4V 1T1

     Attention:  Paul Godin
     Telecopier:  (905) 672-5705

     with a copy to:

     Gowling, Strathy & Henderson
     Commerce Court West
     Suite 4900
     Toronto, Ontario
     M5L 1J3

     Attention:     Neil Steenberg
     Telecopier:    (416) 862-7661

(b)  If to the Underwriters, to:

     Yorkton Securities Inc.
     181 Bay Street
     Suite 3100
     Toronto, Ontario
     M5J 2T3

     Attention:  Brian Campbell
     Telecopier:    (416) 864-1043

     - and -

     First Marathon Securities Limited
     The Exchange Tower
     2 First Canadian Place
     Suite 3200 P.O. Box 21
     Toronto, Ontario
     M5X 1J9

     Attention:    George Fowlie
     Telecopier:  (416) 869-6411

     with a copy, in either of such cases, to:

     Wildeboer Rand Thomson Apps & Dellelce
     1 First Canadian Place
     Suite 810
     Toronto, Ontario
     M5X 1A9

     Attention:  Troy Pocaluyko
     Telecopier:  (416) 361-1790

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by telex or facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by telex or facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

24.  TIME OF THE ESSENCE. Time shall, in all respects, be of the essence hereof.

25. CANADIAN DOLLARS. All references herein to dollar amounts are to lawful money of Canada.

26. HEADINGS. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

27. SINGULAR AND PLURAL, ETC. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

28. ENTIRE AGREEMENT. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

29. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

30. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

31. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Underwriters and the Purchasers and their respective successors and permitted assigns; provided that, except as provided herein or in the

Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

32. FURTHER ASSURANCES. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

33. EFFECTIVE DATE. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

34. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement.

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to Yorkton on behalf of the Underwriters.

Yours very truly,

YORKTON SECURITIES INC.

Per: (signed): Brian Campbell
     -------------------------------
      Authorized Signing Officer


FIRST MARATHON SECURITIES LIMITED


Per: (signed): George Fowlie
     ------------------------------
      Authorized Signing Officer



The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of October _____ , 1997.


INTERNET LIQUIDATORS INTERNATIONAL INC.

Per: (signed): Paul Godin
     ------------------------------
      Authorized Signing Officer

                                 SCHEDULE "A"

                 OUTSTANDING WARRANTS, CONVERTIBLE SECURITIES,
                       PRE-EMPTIVE OR SIMILAR RIGHTS TO
                          SUBSCRIBE FOR COMMON SHARES


1.   Pre-emptive rights in favour of America Online, Inc. as contained in
     Article 4 of an Agreement dated February 21, 1997 among the Corporation, certain shareholders of the Corporation and America Online Inc.;

2. Warrants in favour of America Online, Inc. to subscribe for additional common shares at:

     (i) U.S. $1.50 on or before October 15, 1997, or at U.S. $2.00 on or before February 15, 1998 to permit America Online, Inc. to hold 13% of the then issued shares of the Corporation on a fully diluted basis;

     (ii) provided that option (i) above has been fully exercised, at U.S. $3.00 on or before July 1, 1998 to hold up to 23% of the then issued shares of the Corporation on a fully diluted basis;

     (iii) provided that option (ii) above has been fully exercised, at U.S. $3.00 on or before February 15, 1999 to hold up to 33% of the then issued shares of the Corporation on a fully diluted basis; and

     (iv) provided that option (iii) above has been fully exercised, at the greater of 75% of Fair Market Value or U.S. $3.00 on or before February 15, 2000 to hold up to 51% of the then issued shares of the Corporation on a fully diluted basis;

3. Pre-emptive rights in favour of Toronto Star Newspapers Limited as contained in Article 4 of an agreement dated February 12, 1997 among the Corporation, certain shareholders of the Corporation and Toronto Star Newspapers Limited; and

4. Warrants in favour of Toronto Star Newspapers Limited to acquire up to 500,000 common shares at Cdn $1.25 on or before January 30, 1998.